UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 8, 2009

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Pursuant to a Stipulation of Settlement filed on September 8, 2009, Coherent, Inc., by and through its Special Litigation Committee, plaintiffs, and certain of Coherent’s former and current officers and directors have entered into a settlement of the consolidated shareholder derivative litigation captioned In re Coherent, Inc. Shareholder Derivative Litigation, Lead Case No. C-07-0955-JF (N.D. Cal.).

The settlement is subject to final approval by the United States District Court for the Northern District of California, which has scheduled a hearing on November 9, 2009.  On September 14, 2009, the court issued an order (the “Preliminary Order”) granting preliminary approval of the settlement.  The Preliminary Order requires that the Company publish a Notice of Settlement (the “Notice”) in a Current Report on Form 8-K within ten (10) days of the entry of such order.  The Notice is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Notice of Settlement dated September 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: September 24, 2009
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel